Exhibit 10.2

SIXTH AMENDMENT TO WHOLESALE SECURITY AGREEMENT

                THIS SIXTH AMENDMENT TO WHOLESALE SECURITY AGREEMENT (“Amendment”) is made as of the 2nd day of March 2005 by and between TEXTRON FINANCIAL CORPORATION, a Delaware corporation (“Secured Party”); and the undersigned (jointly and severally, individually and collectively, “Debtor”).

WITNESSETH THAT:

                WHEREAS, the Secured Party and Debtor are parties to a certain Wholesale Security Agreement dated August 21, 2002, as may have been previously amended, modified or supplemented (the “Agreement”); and

                WHEREAS, the parties hereto desire to amend certain of the terms of the Agreement;

                NOW THEREFORE, in consideration of the premises and the mutual obligations hereinafter contained, and for other good and valuable consideration, the receipt whereof is hereby acknowledged, the parties hereto agree as follows:

1.                                       All other capitalized terms used and not otherwise defined herein shall have the same meanings provided therefore in the Agreement.

2.                                       Paragraph 6.1 of the Agreement is hereby amended and restated in its entirety to read as follows:

“Debtor further represents, warrants, covenants, agrees and acknowledges that Debtor receives good and valuable benefit and consideration from its relationship with Fleetwood Enterprises, Inc., and as such represents, warrants, covenants, agrees and acknowledges the failure of Fleetwood Enterprises, Inc., to maintain the following financial covenant shall be an Event of Default hereunder:

(a)                                 (i)                                      If a Minimum Liquidity Event shall occur as of the end of any calendar month, as indicated in any compliance certificate delivered pursuant to Section 5.2(e) of the Other Credit Facility, Fleetwood Enterprises, Inc., will be required to maintain a minimum EBITDA for the most recent period of single or consecutive Fiscal Quarters (for which an annual or quarterly compliance certificate has been delivered pursuant to such Section 5.2(e)) specified below and ended on the last day of each Fiscal Quarter set forth below of not less than the amount set forth below opposite each such period:

Period Ending	EBITDA
Four Fiscal Quarters ended on the last Sunday in January 2005	$15,700,000
Single Fiscal Quarter ended on the last Sunday in April 2005	$(7,500,000)
Two Fiscal Quarters ended on the last Sunday in July 2005	$14,500,000
Three Fiscal Quarters ended on the last Sunday in October 2005	$29,200,000
Four Fiscal Quarters ended on the last Sunday in January 2006	$30,325,000
Four Fiscal Quarters ended on the last Sunday in April 2006 and each last Sunday in each July, October, January and April thereafter	$51,750,000

(ii)                “Minimum Liquidity Event” means, as of any calculation date, either (a) Fleetwood Enterprises, Inc., on a consolidated basis, has Fleetwood Liquidity of Ninety Million Dollars ($90,000,000.00) or less for the calendar month immediately preceeding such calculation date, (b) the Borrowers (collectively) have Borrower Liquidity of Sixty Million Dollars ($60,000,000.00) or less for the calendar month immediately preceeding such calculation date or (c) for the calendar month immediately preceding such calculation date, the average daily Aggregate Availability during such calendar month was Twenty Million Dollars ($20,000,000) or less.   All other defined terms in 2 of this Amendment reference the BANK OF AMERICA, N.A., THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT AND CONSENT OF GUARANTORS dated March 2, 2005.  Debtor further agrees to notify in writing to Secured Party within 48 hours of any and all breaches to the THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT AND CONSENT OF GUARANTORS between Debtor and BANK OF AMERICA N.A. by U.S. Post, certified mail.

(b)                                 Notwithstanding anything contained elsewhere herein, capitalized terms in Sections 6.1(a) and (b) hereof shall have the meanings ascribed to them in the Other Credit Facility (defined in Section 9(l) of this Agreement), as amended, in the form of such Other Credit Facility and amendments thereto as the same have been or will be filed by Fleetwood Enterprises, Inc. with the Securities and Exchange Commission.

Not later than forty-five calendar days after the last day of each fiscal quarter, or ninety calendar days after the last day of each fiscal year, Fleetwood Enterprises, Inc. shall submit to Secured Party a certificate stating that Debtor is in compliance with each of the foregoing representations, covenant, and warranties in Section 6.1(a) (or, if applicable, disclosing any non-compliance therewith), and shall show such supporting information for all of the foregoing as Secured Party may reasonably request. Each certificate shall be in form and substance reasonably satisfactory to Secured Party and signed by the chief financial officer or chief accounting officer of Fleetwood Enterprises, Inc. (or such other officer if acceptable to Secured Party in its sole discretion). The amounts and calculations referred to above shall be determined as set forth in Sections 6.1(a) and (b) or in the definitions of defined terms contained therein, or otherwise in accordance with generally accepted accounting principles consistently applied, excepting only as such principles may be modified above, and Textron’s calculations shall be conclusive absent manifest error.”

3.                                       The Agreement is further amended by deleting Schedule 9(L) and substituting in lieu thereof the Revised Schedule 9(L) attached hereto and incorporated herein by this reference.

4.                                       Except as amended hereby, the Agreement shall remain in full force and effect, and is in all respects hereby ratified and affirmed.

5.                                       This Amendment, and the rights and duties of the parties hereunder, shall be governed by and construed in accordance with the internal laws of the State of Rhode Island, without regard to such jurisdiction’s principles of conflicts of laws. If any provision of this Amendment is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

6.                                       This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute one and the same instrument, and a facsimile signature shall suffice as original for all purposes.

                The undersigned, pursuant to due corporate authority, as appropriate, has or have caused this Amendment to be executed as of the date set forth above.

SECURED PARTY:		DEBTOR:

TEXTRON FINANCIAL CORPORATION, for itself and as agent for its affiliates		FLEETWOOD RETAIL CORP. OF ARKANSAS, an Arkansas corporation
FLEETWOOD RETAIL CORP. OF GEORGIA,
a Georgia corporation
By:	/s/Brian Courtney	FLEETWOOD RETAIL CORP. OF ILLINOIS,
Print Name:	Brian Courtney	a Illinois corporation
Print Title:	Sr VP, Large Ticket Division	FLEETWOOD RETAIL CORP. OF KANSAS,
a Delaware corporation
FLEETWOOD RETAIL CORP. OF LOUISIANA,
a Louisiana corporation
FLEETWOOD RETAIL CORPORATION OF MISSOURI,
a Missouri corporation
FLEETWOOD RETAIL CORP. OF OHIO,
a Ohio corporation
FLEETWOOD HOME CENTERS OF NEVADA, INC.,
a Nevada corporation
FLEETWOOD RETAIL CORP. OF OKLAHOMA,
a Oklahoma corporation
FLEETWOOD RETAIL CORP. OF SOUTH CAROLINA,
a South Carolina corporation
FLEETWOOD HOME CENTERS OF TEXAS, INC.,
A Texas corporation
FLEETWOOD RETAIL CORP. OF WEST VIRGINIA,
a West Virginia corporation
FLEETWOOD RETAIL CORP. OF WASHINGTON,
a Delaware corporation
Secured Party’s address for notices:
P.O. Box 3090		By:	/s/ Boyd R. Plowman
Alpharetta, GA 30023		Print Name:	BOYD R. PLOWMAN
		Print Title:	AS EXECUTIVE V.P.
FOR EACH OF THE FOREGOING DEBTORS

REVISED SCHEDULE 9(L)

1.               Covenants as outlined in the Consent are hereby amended and restated in its entirety to read as follows:

(b)                                                                                 “If a Minimum Liquidity Event shall occur as of the end of any calendar month, as indicated in any compliance certificate delivered pursuant to Section 5.2(e) of the Other Credit Facility, Fleetwood Enterprises, Inc., will be required to maintain a minimum EBITDA for the most recent period of single or consecutive Fiscal Quarters (for which an annual or quarterly compliance certificate has been delivered pursuant to such Section 5.2(e)) specified below and ended on the last day of each Fiscal Quarter set forth below of not less than the amount set forth below opposite each such period:

Period Ending	EBITDA
Four Fiscal Quarters ended on the last Sunday in January 2005	$15,700,000
Single Fiscal Quarter ended on the last Sunday in April 2005	$(7,500,000)
Two Fiscal Quarters ended on the last Sunday in July 2005	$14,500,000
Three Fiscal Quarters ended on the last Sunday in October 2005	$29,200,000
Four Fiscal Quarters ended on the last Sunday in January 2006	$30,325,000
Four Fiscal Quarters ended on the last Sunday in April 2006 and each last Sunday in each July, October, January and April thereafter	$51,750,000

“Minimum Liquidity Event” means, as of any calculation date, either (a) Fleetwood Enterprises, Inc., on a consolidated basis, has Fleetwood Liquidity of Ninety Million Dollars ($90,000,000.00) or less for the calendar month immediately preceeding such calculation date, (b) the Borrowers (collectively) have Borrower Liquidity of Sixty Million Dollars ($60,000,000.00) or less for the calendar month immediately preceeding such calculation date or (c) for the calendar month immediately preceding such calculation date, the average daily Aggregate Availability during such calendar month was Twenty Million Dollars ($20,000,000) or less.   All other defined terms in 2 of this Amendment reference the BANK OF AMERICA, N.A., THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT AND CONSENT OF GUARANTORS dated March 2, 2005.  Debtor further agrees to notify in writing to Secured Party within 48 hours of any and all breaches to the THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT AND CONSENT OF GUARANTORS between Debtor and BANK OF AMERICA N.A. by U.S. Post, certified mail.